Exhibit 4(c)

                             COLUMBUS ENERGY CORP.
                    Series A 7% Convertible Preferred Stock

              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

This Certifies that                        is the recordholder of

FULLY PAID AND NONASSESSABLE SHARES OF THE Series A 7% Convertible Preferred Stock, no par value of COLUMBUS ENERGY CORP. transferable on the books of the corporation in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
     Witness the signatures of the duly authorized officers of this Corporation.

Dated:

By:                                     By:
SECRETARY                               PRESIDENT

COUNTERSIGNED AND REGISTERED:

                                        TRANSFER AGENT AND REGISTRAR

                                        By:
                                        AUTHORIZED SIGNATURE

     The Corporation will furnish to any stockholder upon request and without charge a statement of the powers, designations, preferences, limitations and relative, participating, optional or other special rights of the shares of each class of stock or series thereof authorized to be issued and the qualifications, limitations or restrictions of such preferences and rights, and with respect to the preferred stock, the variations in the relative powers, rights and preferences, and the qualifications, limitations or restrictions thereof, between the shares of each series of the preferred stock so far as the same have been fixed and determined pursuant to the authority of the Board of Directors.

                            FOR CONVERSION USE ONLY

                               CONVERSION NOTICE

To convert all of the shares represented by this Certificate check the box: ( ) To convert only a part of the shares represented by this Certificate state the number of shares to be converted:

     The undersigned hereby irrevocably elects to convert the number of shares indicated above of the Series A 7% Convertible Preferred Stock represented by this Certificate into shares of the Common Stock of the Corporation (as such shares may be constituted on the conversion date) in accordance with the provisions of the Certificate of Incorporation, and directs that the shares deliverable upon the conversion be registered in the name(s) of the undersigned and deliverd together with a check as payment for any fractional share and a certificate representing any shares of Series A 7% Convertible Preferred Stock not an assignment on any other permitted form which accompanies this Conversion Notice.

Dated:

FILL IN FOR REGISTRATION OF SHARES
Name:
Address:
Please print name and address (including zip code number)

Signature(s)

Signatures(s) Guaranteed By:

NOTICE: The signature(s) in this Conversion Notice must correspond with the name(s) as written upon the face of this Certificate in every particular, without alteration or enlargement, or any change whatever.
Please insert Social Security or Other Identifying Number:

     The following abbreviation, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable law or regulations:
     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN  - as joint tenants with right of survivorship and not as tenants in common
     UNIF GIFT MIN ACT - (Cust) Custodian (Minor) under Uniform Gifts to  Minors
                         Act (State)
     UNIF TRF MIN ACT  - (Cust) Custodian (until age ___) (Minor) under  Uniform
                         Transfers to Minors Act (State)

    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _________ hereby sell, assign and transfer unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE:



______ Shares of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:

SIGNATURE(S):

NOTICE: THE  SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS
     WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

Exhibit 4(d)

CERTIFICATE                                                         CUSIP
NUMBER                                                              NUMBER



                                     RIGHTS
                         THIS SUBSCRIPTION CERTIFICATE

            Becomes Void if Not Used at or Before 4:00 P.M. New York
                    Time on _______________, unless extended
                              COLUMBUS ENERGY CORP.


Subscription Certificate for shares of Series A 7% Convertible Preferred Stock of Columbus Energy Corp.

The registered owner, whose name is inscribed hereon, or assigns, is entitled to subscribe for shares of Series A 7% Convertible Preferred Stock at a price of $25.00 per share, for each eight (8) rights owned, as shown above, or in the alternative, for those shareholders who are purchasing round lots of 100 shares of Series A 7% Convertible Preferred Stock, may substitute in lieu of cash up to 100 shares of Columbus Energy Corp. common stock and receive a credit of $12.50 for each common share relinquished (up to a maximum of $1,250) toward the $2,500 purchase price for each 100-share round lot being acquired. The Rights Offering is being made upon the terms and conditions specified in the Columbus Energy Corp. Prospectus. Copies of the Prospectus are available upon request from the Company and Subscription Agent. This Subscription Certificate may be used to subscribe for shares or may be assigned or sold as set forth in the instructions contained in the letter accompanying this Subscription Certificate.
See reverse side of this Subscription Certificate.



                                   COLUMBUS ENERGY CORP.


                                   Countersigned:
                                   Harris Trust Company of New York



                                   By
                                   Authorized Signature

                    (See instructions in accompanying letter)

FORM 1 TO SUBSCRIBE FOR SHARES

I hereby submit -----  rights at the rate of eight (8) rights for each share.
I enclose my check for $------ ($25. 00 for each share), or for each 100-share round lot purchase, Columbus common shares for $12.50 credit up to 100 shares plus cash to equal $2,500.
SIGNATURE OF SUBSCRIPTION CERTIFICATE HOLDER(S)

SOCIAL SECURITY NO.
DAYTIME TELEPHONE NO.
MAILING ADDRESS for shares, bill and/or check if other than shown on this Subscription Certificate


FORM 2 -- TO SUBSCRIBE FOR ADDITIONAL SHARES
I hereby subscribe for additional shares (Columbus common shares cannot be used) at the rate of $25.00 for each additional share. I enclosed my check for $----- which represents 20% of the price of the total additional shares subscribed and the balance to be paid upon notice from the Subscription Agent. The check should be payable to Harris Trust Company of New York to be held in trust until the Oversubscription is accepted or if not accepted to be refunded to me without interest.
SIGNATURE OF SUBSCRIPTION CERTIFICATE HOLDERS(S)

DAYTIME TELEPHONE NO.
MAILING ADDRESS for shares, bill and/or check if other than shown on this Subscription Certificate


FORM 3 -- TO SELL OR TRANSFER RIGHTS
For value received, the rights represented by this Subscription Certificate are hereby assigned to:
NAME
(Please print, show full given name, initial and last name)
ADDRESS
(See instructions in accompanying letter) (Sign exactly as shown on front side) Signature of Registered Owner(s)
Signature(s) Guaranteed By

FORM 3 -- TO BUY OR SELL RIGHTS THROUGH SUBSCRIPTION AGENT (NOT TO EXCEED 799)
( ) I hereby authorize the Subscription Agent to sell all rights represented by this Subscription Certificate and to send me a check for the proceeds.
( ) I hereby authorize the Subscription Agent to buy rights to subscribe for additional shares as needed to round out to the next 100 shares. SIGNATURE OF SUBSCRIPTION CERTIFICATE HOLDER(S)

MAILING ADDRESS for shares, bill and/or check if other than shown on this Subscription Certificate

                        RETURN TO THE SUBSCRIPTION AGENT:
                        HARRIS TRUST COMPANY OF NEW YORK
                              By Overnight Courier:
                           77 Water Street, 4th Floor
                               New York, NY 10005

                            By Facsimile Transmission
By Mail:                 (for Eligible Institutions only):        By Hand:

Wall Street Station             FAX (212) 701-7636          Receiving Window
P. 0. Box 1010                  (212) 701-7637            77 Water St. 5th Floor
New York, NY 10268-1010                                      New York, NY
                              Confirm by telephone:
                                 (212) 701-7618

Exhibit 4(e)


                                January _, 1997
Dear Shareholder:

     Your subscription certificate (the "Certificate") representing your rights to purchase Series A 7% Convertible Preferred Stock ("Preferred Stock") of Columbus Energy Corp. ("Columbus") is contained in this envelope's window address. Enclosed with this letter is a Prospectus dated January _, 1997 and a return envelope to be used for subscription exercise purposes.

     We encourage you to read carefully the enclosed Prospectus for details concerning the Company and the offering before making a decision regarding the disposition of the enclosed Certificate.

     The Certificate should be in an amount of rights equal to the number of Columbus shares owned by you of record as of the close of business on January -. 1997. These rights will permit you to purchase one share of Preferred Stock for $25.00 per share for each eight rights submitted by you when accompanied by your check equal to the total amount required for the shares being acquired after the appropriate section on the reverse side of the Certificate has been filled out, or in the alternative, those shareholders who are purchasing round lots of 100 shares of Preferred Stock, may substitute in lieu of cash up to 100 shares of Columbus' common stock and receive a credit of $12.50 for each common share relinquished (up to a maximum of $1,250) toward the $2,500 purchase price each round lot being acquired. Also, should you desire to round up to th nearest 100 shares of Preferred Stock (which requires exactly 800 rights but you have less than that number), you may so indicate this to Harris Trust of New York (the "Subscription Agent") who will buy rights for you (free of commission) not to exceed 799 rights. Likewise, the Subscription Agent is authorized to sell rights for you (free of commission) up to a total not to exceed 799 rights.

     A holder of a Certificate is also entitled to oversubscribe, at the same price, and without submitting additional rights, for unlimited additional shares. This oversubscription will be subject to allotment out of the shares offered, but not subscribed for, under the primary subscription privilege, provided the holder has fully exercised his primary subscription privilege. Subscription must be accompanied by payment of the full subscription price for the primary subscription; however, only 20% of the purchase price, in cash only, need be enclosed toward the payment for the shares being subscribed by th oversubscription privilege. You will be billed for the balance should shares available for oversubscription exceed 20% of the amount being oversubscribed which may be paid for in cash, or a combination of cash and common stock as permitted by the Primary Subscription. If no oversubscription shares or to the extent that less than 20% of the amount being oversubscribed are available, such payment will be refunded by the Subscription Agent. No interest will be paid on the refunded portion.

     In order to subscribe, you should execute the enclosed Certificate and mail it in the enclosed envelope, or deliver it, with full payment of the subscription price for all shares subscribed for, to Harris Trust Company of New York, Wall Street Station, P. 0. Box 1010, New York, NY 10268-1010 so it will be receive by the Subscription Agent prior to 4:00 p.m. E.S.T. on February -, 1997, the expiration date, unless the offering has been extended after appropriate public notice. All Certificates not received by the Subscription Agent by 4:00 p.m. E.S.T., February _, 1997, or the extended period, will expire and be of no value. Therefore, if you do not desire to exercise your rights, you should make arrangements to sell same through the Subscription Agent, if less than 799 rights, or through your broker if more. The rights are expected to trade on the American Stock Exchange throughout the offering period assuming a market develops and is sustained, but there can be no assurance this will occur.

     It prior to the expiration date the Subscription Agent has received the subscription price together with an undertaking in writing or by telegram from a bank or trust company, member firm of the New York or American Stock Exchanges or other national securities exchange, that duly executed Certificates (specifying serial numbers thereof) have been or promptly will be transmitted to the Subscription Agent, such subscription will be accepted but Certificates for the Preferred Stock subscribed for will not be delivered until after receipt of the Certificate.

     If you have any questions, they should be addressed, as Promptly as possible, to Columbus or to the Subscription Agent at 212-701-7624.



                                            Harry A. Trueblood, Jr.
                                            Chairman and President


      (SEE OTHER SIDE OF THIS LETTER FOR INSTRUCTIONS AS TO THE USE OF YOUR
                            SUBSCRIPTION CERTIFICATE)

              DO NOT FOLD OR MUTILATE YOUR CERTIFICATE IN ANY WAY
                INSTRUCTIONS FOR USE OF SUBSCRIPTION CERTIFICATE

The number of rights you have is inserted on the face of your subscription certificate. Eight right s are needed to subscribe for one share of Series A 7% Convertible Preferred Stock.

     On the back of your subscription certificate(s) you will note Forms 1, 2, 3 and 4. Use FORM I to exercise your rights and subscribe for shares. Use FORM 2 to subscribe for additional shares pursuant to the additional subscription privilege. Use FORM 3 to sell rights through your broker or to transfer rights by delivery of the subscription certificate. Use FORM 4 to purchase rights (up to and including 799 rights) or to sell your excess rights (up to and including 799 rights).

     1. To Exercise Subscription Rights: Subscription certificate holders who subscribe should execute FORM 1 on the back of the subscription certificate(s) and should send the certificate(s) to the Subscription Agent, together with the full subscription price for each share subscribed for, in time to be received by the Subscription Agent no later than the expiration date. Deposit in the mails will not constitute delivery to the Subscription Agent. If you elect to sell excess rights (up to 799) a check will be mailed to you. If you elect to buy enough additional rights (up to 799) to subscribe for one round lot (100) of additional shares, you will be billed for these additional rights.

     2. To Subscribe for Additional Shares: Subscription certificate holders who desire to subscribe for more shares than they have rights should fill out (in addition to FORM 1) FORM 2 for oversubscription and send the certificate to the Subscription Agent with a second check, for at least 20% of the purchase price, to pay for the addition shares being subscribed. The balance must be paid to the Subscription Agent within 5 business days after notice is given of the oversubscription acceptance.

     3. To Sell Rights: If you wish to sell your rights through your broker, use FORM 3 on the back of the subscription certificate, and have your signature guaranteed, as indicated below. Please deliver the certificate to your broker in ample time so the rights can be used by the purchaser thereof.

     4. To Divide or Transfer Certificate: If you wish to divide or transfer your subscription certificate, it should be sent, together with complete instructions, to the Subscription Agent in ample time for the new subscription certificates to be issued and delivered so that the rights represented thereby can be exercised on or before the expiration date.

     If the new subscription certificate(s) are to be issued in the same name as that shown on the face of the subscription surrendered, no FORM need be filled in. If the new subscription certificates are to be issued in another name, fill in and sign FORM 3 on the back of the subscription certificate, and have your signature guaranteed, as indicated below The subscription certificate, if properly assigned, may be used by a new holder for subscription or sale without having new subscription certificate issued.

     5. Guarantee of Signatures: Signatures on FORM 3 must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Saving and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

     6. Evidence of Authority: An attorney, executor, administrator, guardian, or other fiduciary, or an officer of a corporation, signing a subscription certificate must give his full title in such capacity, and if the units subscribed for or the proceeds of the sale of any rights are to be delivered to or for the account of any person other than the registered holder of the subscription certificate or the person designated as assignee in FORM 3, such person so signing must also furnish evidence, satisfactory to the Subscription Agent, of authority to act in such capacity.

     7. Delivery of Stock Certificate: Stock certificates for shares subscribed for under Form 1, for the primary subscription privilege, will be delivered as soon as practicable after subscription to the address shown on the face of the subscription certificate unless contrary instructions are given on the back of the certificate. If you elected to buy additional rights (up to 799) to subscribe for additional shares, a subscription certise additional rights are billed to you and payment is received therefor.

Exhibit 4(f)
                          SUBSCRIPTION AGENT AGREEMENT


         THIS AGREEMENT (the "Agreement"), dated this _____ day of January 1997, is by and between COLUMBUS ENERGY CORP., a Colorado corporation (the "Company"), and HARRIS TRUST COMPANY OF NEW YORK (the "Rights Agent").

                                   WITNESSETH:

         WHEREAS, the Company intends to issue rights to purchase up to an aggregate of 400,000 of the Series A 7% Convertible Preferred Stock (no par value); and

         WHEREAS, the Company desires the Rights Agent to act on behalf of the Company, and the Rights Agent is willing to so act in connection with the issuance, and exchange of certificates representing such rights and the issuance of Preferred Stock upon exercise of such rights;

         NOW THEREFORE, in consideration of the promises and the mutual promises made herein, the parties hereto agree as follows:

     1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

          (a) "Shares" shall mean the Series A 7% Convertible Preferred Stock ("Preferred Stock"), no par value, of the Company.

          (b) "Corporate Office" shall mean the principal place of business of the Rights Agent (or its successor).

          (c) "Exercise Date" shall mean the date a Rights Certificate is surrendered for exercise, in accordance with the terms of the Rights.

          (d)  "Expiration Date" shall mean the final date of the offering.

          (e) "Initial Issuance Date" shall mean the date on which the Rights Certificates were initially issued.

          (f) "Offering Period" shall mean the period beginning on the Initial Issuance Date and ending at 4:00 p.m., New York City time, on the Expiration Date.

          (g) "Prospectus" shall mean the Prospectus relating to the Shares to be issued upon exercise of Rights.

          (h) "Registered Holder" shall mean the person in whose name any Rights Certificate shall be registered on the books maintained by the Rights Agent.

          (i) "Rights Shares" or "Company Shares" shall mean the Shares of Preferred Stock to be issued.

          (j) "Right" or "Rights" shall mean the right to purchase Preferred Stock in accordance with the rights offering approved by the Board of Directors of the Company.

          (k) "Rights Certificate" shall mean a certificate evidencing the Rights.

     2. Rights and Issuance of Rights Certificates. Upon written order of or on behalf of the Company, the Rights Agent shall furnish Rights Certificates to the Company or its mailing agent for mailing to the Company's shareholders along with Prospectuses and Instruction Letters to holders of Shares of record. During the Offering Period the Rights Agent shall issue Rights Certificates in whole number denominations to the persons entitled thereto in connection with any partial exercise, transfer or exchange permitted under this Agreement to the extent there is sufficient time to do so prior to the Expiration Date. The Company shall at all times supply the Rights Agent with a sufficient number of Rights Certificates and Prospectuses for the purposes contemplated by this Agreement.

     The Rights Agent shall keep at its Corporate Office books in which it shall register Rights Certificates and the exchange thereof. Except as provided in this Agreement, no Rights Certificates shall be issued during the Offering Period except (a) Rights Certificates initially issued hereunder; (b) Rights Certificates issued which may be necessary to change certificates into smaller denominations; and (c) Rights Certificates issued, upon the exercise of any Rights, to evidence unexercised Rights held by the exercising Registered Holder. No Rights Certificates shall be issued prior to or after the Offering Period.

     All Rights Certificates surrendered to the Rights Agent shall be promptly cancelled by the Rights Agent and thereafter retained by the Rights Agent for two years, and then shall be delivered to the Company or destroyed by the Rights Agent as directed by the Company.

     3. Form and Execution of Rights Certificates. The Rights Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein). The Rights Certificates shall be dated the date of issuance thereof (whether upon initial issuance, exchange or in lieu of mutilated, lost, stolen or destroyed Rights Certificates). The Rights Certificates shall be numbered serially with the letter "R" on Rights of all denominations.

     4. Exercise. Rights represented by Rights Certificates may be exercised at any time on or after the Initial Issuance Date, but not after 4:00 p.m. New York City time on the Expiration Date, upon the terms and subject to the conditions set forth herein, in the Prospectus and in the Rights Certificates. Rights may be exercised regarding both the basic Subscription Privilege and the Oversubscription Privilege as set forth in the Prospectus, the terms of which are incorporated herein by reference, by completing and executing the exercise form on the Rights Certificate and submitting it to the Rights Agent or to its Forwarding Agent, Harris Trust Company of New York, 77 Water Street, 4th Floor, New York, NY 10005, together with payment by cash or by check, bank draft or money order payable to the Rights Agent of an amount in lawful money of the United States of America equal to the Purchase Price for each Rights Share purchased or up to 100 shares of the Company's Common Stock toward the purchase of 100 shares of Preferred Stock. The foregoing to the contrary, notwithstanding, should the Rights Agent receive from the Company and/or its Agents the full subscription price together with an undertaking in writing or by telephone (with written confirmation following promptly thereafter) that duly exercised subscription certificates (specifying serial numbers thereof) have been or promptly will be transmitted to the Company or its Agents, the Rights Agent shall accept such subscription, and shall deliver certificates so subscribed only after receipt of the subscription agreements. The Company shall pay all federal and state transfer taxes, if any, required to be paid on the issuance of Rights or of Preferred Stock upon exercise of Rights.

     Once a Registered Holder has delivered or mailed a completed Rights Certificate, the exercise of the Rights represented thereby is not revocable for any reason.

     The Rights Agent shall issue the Rights Shares after actual collection of the check, draft or money order tendered in the amount of the Purchase Price therefor as soon as practicable following the Expiration Date subject to the Oversubscription Privilege. No subscriber for Rights Shares shall be a shareholder with respect to such Shares and no Rights Shares shall be deemed to be outstanding until such Shares are issued in accordance herewith.

     All  monies  received  from  persons  who  exercise  the   Oversubscription
Privilege by the Rights Agent shall be held in trust by the Rights Agent, separate and apart from monies received from persons exercising the basic Subscription Privilege. The Rights Agent shall have no duty to invest such monies and no interest shall be due or paid on monies held in Trust. As soon after the Expiration Date as practical, the Rights Agent shall send to all persons whose Oversubscription Privilege exercise has not been accepted all monies tendered by such persons.

     The Company shall not be obligated to issue any fractional share interests in Rights Shares or to make payment in cash or scrip for such fractional interests, which shall be of not value whatsoever. In the event that payment is submitted in an amount less than that required to purchase the number of Shares subscribed, only the number of whole Shares for which payment was received will be issued. If a holder of Rights subscribes for fewer than all of the Shares represented by his Rights Certificate, the Rights Agent shall issue a new Rights Certificate representing the balance of the unsubscribed Rights Shares, to the extent that there is sufficient time to do so prior to the Expiration Date.

     Upon request by a holder of record on the Record Date who holds Shares for beneficial owners, the Rights Agent shall deliver Rights Certificates on the same basis as if such beneficial owners were holders of record on the Record Date.

     The Rights  Agent  shall hold all  payments  made in exercise of Rights for
investment,   transfer  or  other  action  in  accordance   with  the  Company's
instructions from time to time.

     All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscriptions and the Purchase Price for Rights Shares will be determined by the Company, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. The Company reserves the absolute right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any irregularities or conditions, and the Company's interpretations of the terms and conditions of the offering of the Rights shall be final and binding. Any irregularities in connection with subscriptions must be cured within such time as the Company shall determine, unless waived. Subscriptions will not be deemed to have been made until such irregularities have been cured or waived. The Rights Agent shall promptly notify the Company of any irregularities in any subscriptions received by the Rights Agent. Rights Certificates received by the Rights Agent that are not properly submitted and as to which the irregularities have not been cured or waived shall be returned by the Rights Agent to the appropriate holder of the Rights, to the extent there is sufficient time to do so prior to the Expiration Date; and funds submitted with such Rights Certificates shall be returned without interest by the Rights Agent to such holder.

     The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from an authorized officer of the Company, or such officer's designee, and to apply to such officer or designee for written instructions in connection with its duties, which written instructions shall be promptly provided to the Rights Agent. The Rights Agent shall not be liable for any action taken or suffered by it in good faith in accordance with the advice or instructions of any authorized officer of the Company or such officer's designee.

     5. Purchase and Sale of Rights. The Rights Agent shall, on request and without charge to the registered holder, handle orders to buy (not exceeding 799 Rights on any one subscription) or sell Rights (not exceeding 799 Rights on any one subscription) for the account of any Registered Holder in order to assist such holder in rounding out his subscription for 100 shares of Preferred Stock or disposing of his Rights. The Company will pay the Rights Agent's service charge on such purchases and sales. The Rights Agent may match buying and selling orders in the execution of such orders subject to the Rights Agent being able to find purchasers or sellers. Charges or credits upon purchase and sale of Rights, including matched orders, on each day will be at the average price paid or received by the Rights Agent in the open market for the Rights purchased or sold. The Rights Agent will bill the Registered Holders for the costs of Rights purchased or mail a check for the proceeds due from the Rights sold.

     6. Loss or Mutilation. Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Rights Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation of the mutilated Rights Certificate, the Rights Agent shall deliver in lieu thereof a new Rights Certificate representing an equal aggregate number of Rights. Applicants for a substitute Rights Certificate shall also comply with such other reasonable regulations and pay such reasonable charges as the Rights Agent may prescribe.

     7. Liability of the Rights Agent. The Rights Agent shall not, by issuing and delivering Rights Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Rights Certificates or the Rights represented thereby or of the Rights Shares or other property delivered upon exercise of any Rights or whether the Rights Shares are duly authorized, fully paid and nonassessable. The Rights Agent shall not (a) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Rights Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties; (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Rights Certificates; or (c) be liable to any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

     8. Indemnification. The Company agrees to indemnity the Rights Agent and save it harmless from and against any and all losses, expenses and liabilities, including, without limitation, judgments, costs and counsel fees, for anything done or omitted by the Rights Agent in the execution of its duties hereunder except losses, expenses and liabilities arising as a result of the Rights Agent's negligence or willful misconduct.

     9. Legal Counsel. The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in accordance with such opinion.

     10. Compensation for Services. The Company agrees to pay the Rights Agent for its services hereunder and reimburse it for its reasonable expenses hereunder, including, without limitation, expenses for legal counsel, all in accordance with the fee schedule attached as Exhibit B hereto and made a part hereof by this reference.

     11. Modification of Agreement. This Agreement may not be modified, in whole or in part, except by writing executed by the parties hereto. Should any provision or portion of this Agreement be held unenforceable or unlawful, the remaining provisions of this Agreement shall remain in full force and effect.

     12. Entire Agreement. This Agreement sets forth the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings relative to such subject matter.

     13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class, postage prepaid, or delivered to a telegraph office of transmission; if to a Registered Holder, at the address of such holder as shown on the registry books maintained by the Rights Agent; if to the Company, at its Corporate Office, 1660 Lincoln Street, Suite 2400, Denver,
Colorado 80264, or at such other address as may have been furnished to the Rights Agent in writing by the Company; and if to the Rights Agent, at its local office, Harris Trust Company of New York, 77 Water Street, 4th Floor, New York, NY 10005.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York.

     15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Rights Agent, and their respective successors and assigns, and the holders from time to time of the Rights Certificates or any of them. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.

     16. Merger or Consolidation of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement and any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned, and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent, and in all such cases, such Rights Certificates shall have the full force and effect as provided in the Rights Certificates and in this Agreement.

     If at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned, and if at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name, and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     17.  Miscellaneous.  The Rights  Agent shall have no duties or  obligations
other  than  those  specifically  set  forth  in  this  Agreement,   or  as  may
subsequently be agreed to in writing by the Company and the Rights Agent.

     The Rights Agent shall have the right to resign as Rights Agent upon 30 days prior written notice to the Company.

     The Company represents to the Rights Agent that it has and it shall continue to solicit the advice of its counsel regarding compliance with all applicable state and federal securities laws in connection with the transactions contemplated by this Agreement and that it will act in accordance with such advice.

     The Company will advise the Rights Agent of special state Blue Sky instructions, if any, by separate letter or letters.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              COLUMBUS ENERGY CORP.


                              By:____________________________________
                                         Corporate Secretary


                              HARRIS TRUST COMPANY OF NEW YORK


                              By:____________________________________